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                    FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT
                    _______________________________________




  This is  a Fifth Amendment ("Fifth Amendment") dated as of January 1, 1995 to an Employment  Agreement ("Agreement")  dated April  16,  1990  between  USLIFE

Corporation, a  New  York  Corporation  ("Employer")  and  William  A.  Simpson

("Employee").


  THE TERMS of this Fifth Amendment are:



  1.  Paragraph (2)  of the  Agreement, as  amended by the First, Second, Third and Fourth  Amendments, is  now further  amended to  read, in  its entirety, as follows:



  "(2)    Employer will  pay Employee  for his  services under paragraph (1) of the Agreement  at the  rate of  $700,000 per  annum  during  the  term  of  the

Agreement, in equal monthly installments, plus an annual lump sum bonus payment of $-0-,  plus such  periodic salary increases and such additional compensation

(if any)  as may  from time  to time  be voted by Employer's Board of Directors and/or the  Executive Compensation  Committee or its successor, in the sole and

absolute discretion  of said  Board and/or  Committee.   In addition,  Employee

shall be  entitled to  participate in  the Annual  Incentive  Plan  adopted  by

Employer, under  which Employee  shall be  entitled to receive a bonus of up to

40% of  his "base  salary", as  further described  in a  June 8, 1994 letter to

Employee, which  was attached  to and  incorporated by  reference in the Fourth

Amendment to  your Employment Agreement, if the applicable performance criteria are satisfied.  For the purposes of the preceding sentence, "base salary" shall mean Employee's  base salary  as in effect on January 1 of a given year, but in no event  shall base  salary for  such purposes  be deemed to exceed Employee's actual base salary as in effect on January 1, 1994 increased at the rate of 15%

per year.   Nothing  in this  Agreement shall  be construed as precluding merit increases in salary or as barring the Employee from such fringe benefits as the

Employer may grant."
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  2.  Except as  specifically  amended  by  this  Fifth  Amendment,  all  other provisions of  the Agreement, as amended by the First, Second, Third and Fourth

Amendments, shall remain in full force and effect.



  IN WITNESS  WHEREOF, the  parties have  executed this  Fifth Amendment to the

Agreement on the date first set forth above.


                         USLIFE Corporation

                         By:  /s/ Gordon E. Crosby, Jr.
                              _________________________
                                Gordon E. Crosby, Jr.
                                 Chairman of the Board

                                 /s/ William A. Simpson
                                 ______________________
                                 William A. Simpson